                                                                   EXHIBIT 23(B)

                    CONSENT OF JOINT INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated March 20, 1995. We also consent to the reference to us under the heading "Experts".

/s/  HANS KARLSSON               /s/  GORAN TIDSTROM
-----------------------------    ------------------------------------------
Hans Karlsson                    Goran Tidstrom
Authorized Public Accountant     Authorized Public Accountant
KPMG Bohlins AB                  Ohrlings Coopers & Lybrand AB
Member of KPMG International     Member of Coopers & Lybrand International

Stockholm, Sweden
August 21, 1995